Exhibit 99.2

MyoKardia Announces Pricing of Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., August 8, 2017 – MyoKardia, Inc. (Nasdaq: MYOK) (“MyoKardia”), a clinical stage biopharmaceutical company pioneering a precision medicine approach for the treatment of heritable cardiovascular diseases, today announced the pricing of an underwritten public offering of 3,500,000 shares of its common stock at a public offering price of $35.50 per share, before underwriting discounts. In addition, the underwriters have a 30-day option to purchase an additional 525,000 shares of common stock on the same terms and conditions.

MyoKardia anticipates using the net proceeds from the offering, together with its existing cash and cash equivalents, to fund research and development activities for its development programs, including, but not limited to, its ongoing and planned clinical trials for mavacamten (formerly MYK-461) and MYK-491, its ongoing preclinical, discovery and research programs and the expansion of its platform, and for working capital and other general corporate purposes.

J.P. Morgan Securities LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. BMO Capital Markets Corp. is also acting as a bookrunner for the offering. Wedbush Securities Inc. is acting as co-manager for the offering. The offering is expected to close on or about August 14, 2017, subject to the satisfaction of market and other customary closing conditions, and there can be no assurance as to whether or when the offering may be completed.

The shares described above are being offered by MyoKardia pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by MyoKardia with the Securities and Exchange Commission (SEC) and that was declared effective on January 19, 2017. The offering is being made solely by means of a prospectus supplement and the accompanying prospectus. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204; or Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (631) 274-2806 or by fax at (631) 254-7140.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MyoKardia

MyoKardia is a clinical stage biopharmaceutical company pioneering a precision medicine approach to discover, develop and commercialize targeted therapies for the treatment of serious and rare cardiovascular diseases. MyoKardia’s initial focus is on the treatment of heritable cardiomyopathies, a group of rare, genetically-driven forms of heart failure that result from biomechanical defects in cardiac muscle contraction. MyoKardia has used its precision medicine platform to generate a pipeline of therapeutic programs for the chronic treatment of the two most prevalent forms of heritable cardiomyopathy—hypertrophic cardiomyopathy (HCM), and dilated cardiomyopathy (DCM). MyoKardia’s most advanced product candidate is mavacamten (formerly MYK-461). Mavacamten is a novel, oral, allosteric modulator of cardiac myosin that reduced hypercontractility in Phase 1 clinical studies of HCM patients. In April 2016, the U.S. Food and Drug Administration granted Orphan Drug Designation for mavacamten for the treatment of symptomatic, obstructive hypertrophic cardiomyopathy, a subset of HCM. MyoKardia is currently studying mavacamten in PIONEER-HCM. MYK-491, MyoKardia’s second product candidate, is designed to increase the overall extent of the heart’s contraction in DCM patients by increasing cardiac contractility. MyoKardia is currently evaluating MYK-491 in a Phase 1 study in healthy volunteers. A cornerstone of the MyoKardia platform is the Sarcomeric Human Cardiomyopathy Registry (SHaRe), a multi-center, international repository of clinical and laboratory data on individuals and families with genetic heart disease, which MyoKardia helped form in 2014. MyoKardia’s mission is to change the world for patients with serious cardiovascular disease through bold and innovative science.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including references to MyoKardia’s expectations regarding the completion of its public offering and the anticipated use of proceeds therefrom, reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the development and regulation of our product candidates, as well as those set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and our other filings with the SEC. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Beth DelGiacco

Stern Investor Relations, Inc.

212-362-1200

beth@sternir.com

Media Contact:

Steven Cooper

Edelman

415-486-3264

steven.cooper@edelman.com

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